INVESTMENT LETTER


                      SELIGMAN TAX-EXEMPT FUND SERIES, INC.


Seligman Tax-Exempt Fund Series, Inc. (the "Fund"), an open-end, non-diversified management investment company, and the undersigned ("Purchaser"), intending to be legally bound, hereby agree as follows:

1. The Fund hereby sells to Purchaser and Purchaser purchases 1 Class D share each (the "Shares") of Capital Stock (each par value $.001) of the Seligman National Tax-Exempt Series, Seligman Colorado Tax-Exempt Series, Seligman Georgia Tax-Exempt Series, Seligman Louisiana Tax-Exempt Series, Seligman Maryland Tax-Exempt Series, Seligman Massachusetts Tax-Exempt Series, Seligman Michigan Tax-Exempt Series, Seligman Minnesota Tax-Exempt Series, Seligman Missouri Tax-Exempt Series, Seligman New York Tax-Exempt Series, Seligman Ohio Tax-Exempt Series, Seligman Oregon Tax-Exempt Series, and Seligman South Carolina Tax-Exempt Series (collectively, the "Series"), series of the Fund at a price equivalent to the net asset value of one share of each Series as of the close of business on January 31, 1994. The Fund hereby acknowledges receipt from the Purchaser of funds in such amount in full payment for the Shares.

2. Purchaser represents and warrants to the Fund that the Shares are being acquired for investment and not with a view to distribution thereof, and that Purchaser has no present intention to redeem or dispose of the Shares.


IN WITNESS WHEREOF, the parties have executed this agreement as of the 31st day of January, 1994.


                           SELIGMAN TAX-EXEMPT FUND SERIES, INC.


                           By:
                               -------------------------------------------------
                           Name:        Lawrence P. Vogel
                           Title:       Vice President


                           J. & W. SELIGMAN & CO. INCORPORATED


                           By:
                               -------------------------------------------------
                           Name:        Lawrence P. Vogel
                           Title:       Senior Vice President